UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

Reliant Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-37391	37-1641316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John R. Wilson as President

On June 16, 2020, John R. Wilson, age 63, was appointed as President of both Reliant Bancorp, Inc. (the “Company”) and its wholly-owned bank subsidiary, Reliant Bank (the “Bank” and, together with the Company, “Reliant”). Mr. Wilson joined legacy Reliant Bank in 2005 during its organization, served as Chief Loan Officer of legacy Reliant Bank until its merger with the Bank in 2015, and has served as Chief Loan Officer of the Bank since the 2015 merger. Mr. Wilson has over 30 years of community and regional banking experience. Prior to joining legacy Reliant Bank in 2005, he launched Cumberland Bank’s entry into the Spring Hill, Tennessee market, serving as community president. Mr. Wilson has also held positions at Tennessee National Bank, which was later acquired by Union Planters Bank, and First National Bank of Lewisburg, which was later acquired by Nations Bank.

Mr. Wilson is a graduate of the Tennessee School of Banking and the Graduate School of Banking of The South, Baton Rouge, Louisiana. He also holds a bachelor’s degree from the University of Tennessee.

Mr. Wilson does not have any family relationships with any director, executive officer, or person nominated to become a director or executive officer of the Company, and other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Wilson and any other person pursuant to which Mr. Wilson was appointed as President of the Company. There are no transactions in which Mr. Wilson had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DeVan Ard, Jr. was previously Reliant’s President and Chief Executive Officer as well as Chairman of the boards of directors of both the Company and the Bank. Mr. Ard will remain as Reliant’s Chief Executive Officer and Chairman of the boards of directors of both the Company and the Bank.

John R. Wilson’s Employment Agreement

In connection with Mr. Wilson’s appointment as President of Reliant, the Company and the Bank have entered into an employment agreement with Mr. Wilson, which was effective June 22, 2020 (the “Employment Agreement”). The Employment Agreement supersedes Mr. Wilson’s April 15, 2018, Employment Agreement with the Bank. The Employment Agreement has a two-year term that is automatically extended annually for an additional period of one year (such that the remaining term of the Employment Agreement at the time of each such annual extension will be two years), unless  either Reliant or Mr. Wilson timely elects to not allow the Employment Agreement term to be so extended. Pursuant to the terms of the Employment Agreement, Mr. Wilson will receive an initial annual base salary of $375,000, an automobile allowance of $2,000 per month, and a cell phone allowance of $100 per month, and will be eligible to receive annual cash incentive compensation as determined by, and based on performance measures established by, the board of directors of the Company (the “Board”) or a committee thereof (or its designee).

If Mr. Wilson’s employment is terminated by Reliant without cause or by Mr. Wilson for good reason, in each case during the term of the Employment Agreement (and not within 12 months following a change in control (as defined in the Employment Agreement)), subject to Mr. Wilson’s execution of a separation agreement containing a release of claims and covenant not to sue, he will be entitled to severance benefits in an amount equal to one times his then-current annual base salary, payable in equal installments over a 12-month period beginning 60 days following termination, and Reliant will pay for health insurance continuation coverage for Mr. Wilson and his dependents for up to one year following termination.

Similarly, if within 12 months following a change in control Mr. Wilson’s employment is terminated by Reliant (or its successor) without cause or by Mr. Wilson for good reason, subject to his execution of a separation agreement containing a release of claims and covenant not to sue, Mr. Wilson will be entitled to severance benefits in an amount equal to two times his then-current annual base salary, payable in equal installments over the course of the 24-month period beginning 60 days following termination, and Reliant (or its successor) will pay for health insurance continuation coverage for Mr. Wilson and his dependents for up to 18 months following termination.

The Employment Agreement contains covenants relating to Mr. Wilson’s non-solicitation of customers and employees and restricting his ability to be affiliated with any person or group of persons proposing to establish a new bank or other financial institution, which covenants apply for 12 months following the termination of Mr. Wilson’s employment. Additionally, the Employment Agreement provides that Mr. Wilson is entitled to certain perquisites and employee benefits generally made available to similarly situated Reliant employees.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2020, the Board adopted a First Amendment to the Third Amended and Restated Bylaws of the Company (the “First Amendment”), which became effective immediately. The First Amendment removes from the Company’s bylaws the requirement that the President of the Company be a member of the Board. The preceding summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 22, 2020, the Company issued a press release announcing Mr. Wilson’s appointment as President of Reliant as well as certain other executive officer appointments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	First Amendment to the Third Amended and Restated Bylaws of Reliant Bancorp, Inc.
10.1	Employment Agreement, dated June 22, 2020, by and among Reliant Bancorp, Inc., Reliant Bank, and John R. Wilson.
99.1	Press Release issued by Reliant Bancorp, Inc., dated June 22, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: June 22, 2020
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman and Chief Executive Officer